Exhibit 10.3

REVENUE Share Agreement Between The Car Flip Guys and InCapta, Inc.

REVENUE SHARING AGREEMENT

This REVENUE SHARING (the “Agreement”) is dated as of the 26th day of  May, 2017 (“Effective Date”) and is made by and between THE CAR FLIP GUYS. (“The Car Flip Guys”), with its principal place of business located at P.O. Box 24, Weatherford, TX and InCapta, Inc., a Nevada Corporation, whose principal place of business is located at: InCapta, Inc. (“Client”), having its principal place of business at 1950 Fifth Avenue #100, San Diego, CA 92101. (INCT”). Hereinafter THE CAR FLIP GUYS and INCT shall be referred to collectively as the “Parties.”

RECITALS

WHEREAS, It is understood by the Parties that THE CAR FLIP GUYS is in the business of buying, reconditioning and selling cars and WHEREAS, it is understood by the Parties that INCT holds certain relationships and agreements with individuals and entities in the media and Entertainment business.

WHEREAS, THE CAR FLIP GUYS desire to utilize those relationships and agreements.

AGREEMENT

NOW THEREFORE, in consideration of the recitals, mutual promises and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Revenue Sharing.

1.1 Revenue Sharing. It is hereby agreed that THE CAR FLIP GUYS shall share with INCT 50% of the gross revenues THE CAR FLIP GUYS derives and receives from TV Show “The Car Flip Guys.” THE CAR FLIP GUYS hereby agrees that revenues due INCT shall be paid after the end of the invoiced month. Payment shall commence and revenue shall paid upon earning, within 7 days of receipt thereof.

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2. Ownership. Subject to any licenses granted in this Agreement (if any), each Party and its licensors (if any) are and will remain the owner of all right, title and interest in and to each work products, including all intellectual property therein. All acquisitions made by The Car Flip Guys shall be held as assets of INCT and held on INCT books accordingly, 100% accordingly.

3. Indemnification.

3.1 Indemnification. The Parties hereby agree to defend, indemnify and hold harmless the other Party and its End Users (each, an “Indemnified Party”) against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred or to be incurred by an Indemnified Party (including reasonable attorney fees) arising out of, resulting from or related to (i) a breach of any representation or warranty under this Agreement or (ii) any use, reproduction or distribution of a Application or Application documentation developed by THE CAR FLIP GUYS which causes an infringement of any patent, copyright, trademark, trade secret, or other property rights of any third parties arising in any jurisdiction throughout the world.

4. Liability Limitations.

4.1 INCT LIABILITY FOR ANY CLAIM OR CAUSE OF ACTION WHETHER BASED IN CONTRACT, TORT OR OTHERWISE WHICH ARISES UNDER OR IS RELATED TO THIS AGREEMENT SHALL BE LIMITED TO INCT’S DIRECT OUT-OF-POCKET DAMAGES, ACTUALLY INCURRED, WHICH UNDER NO CIRCUMSTANCES SHALL EXCEED, IN THE AGGREGATE, THE AMOUNT PAID BY THE CAR FLIP GUYS TO INCT UNDER THIS AGREEMENT FOR THE 12-MONTH PERIOD IMMEDIATELY PRECEEDING THE DATE THE CLAIM AROSE.

4.2 IN NO EVENT SHALL INCT BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER OR THE CLAIMS OR DEMANDS MADE BY ANY THIRD PARTIES, WHETHER OR NOT THE CAR FLIP GUYS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5. Term and Termination.

5.1 Term. This Agreement will become in effect on the Effective Date and will remain in effect until terminated as provided in this Agreement.

5.2 Termination. This Agreement shall remain in effect from the Effective Date to 1 year. Thereafter, this Agreement shall automatically renew in five (1) year increments. Either Party may terminate this Agreement, with cause, upon thirty (30) days prior written notice to the other Party.

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5.3 Survival. Upon any termination or expiration of this Agreement, the following provisions will survive any such termination or expiration: Sections titled (“Ownership”), (“Indemnification”), (“Liability Limitations”), (“Term and Termination”), and (“General”).

6. General.

6.1 Relationship of Parties. INCT and THE CAR FLIP GUYS are independent contractors and this Agreement shall not establish any relationship of partnership, joint venture, employment, franchise, or agency between INCT and THE CAR FLIP GUYS. Neither INCT nor THE CAR FLIP GUYS shall have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent.

6.2 Assignment. Neither Party shall assign this Agreement in whole or in part without the prior written consent of the other party. However, THE CAR FLIP GUYS AND INCT shall have the right to assign this Agreement to an affiliate or subsidiary. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of INCT or THE CAR FLIP GUYS.

6.3 Entire Agreement and Amendment. This Agreement completely and exclusively states the agreement between INCT and THE CAR FLIP GUYS regarding its subject matter. This Agreement supersedes and governs all prior or contemporaneous understandings, representations, agreements, or other communications between INCT and THE CAR FLIP GUYS, oral or written, regarding such subject matter.

6.4 Severability. If any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein, provided that the removal of such offending term or provision does not materially alter the burdens or benefits of either of the parties under this Agreement.

6.5 Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the parties and not for any other person. Should any third party in THE CAR FLIP GUYS or INCT institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

6.6 Governing Law; Forum Selection; Consent of Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of CA, without regard to its conflicts of law principles. All judicial proceedings to be brought with respect to the Agreement or any other dispute between the parties hereto shall be brought in any state or federal court located in San Diego, California (the “Court”) and by execution and delivery of this Agreement, the parties hereto each accepts generally and unconditionally the exclusive jurisdiction of the Court and irrevocably waives any objection (including, without limitation, any objection of the laying of venue based on the grounds of forum non-conveniens) which either of them may now have or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any other dispute in the Court.

6.7 Executed in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

6.8 Construction. The headings and numbering of sections in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning or interpretation of this Agreement or the particular section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party because that party drafted or caused its legal representative to draft any of its provisions.

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6.9 Waivers. No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such waiver or consent is claimed. No course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either party of any default by the other party shall not be deemed a waiver of any other default. No course of dealing shall be deemed to amend the Agreement in the absence of any writing signed by duly authorized representatives of each party.

6.10 Remedies Cumulative. Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured party may be entitled by law or equity in case of any breach or threatened breach by the other party of any provision in this Agreement. Use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

6.11 Press Releases. The parties shall consult with each other in preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public (a “Press Release”). Neither party shall issue or cause the publication of any such Press Release without the prior written consent of the other party; except that nothing herein will prohibit either party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such party or its Affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such Press Release and consult with and allow the other party reasonable time to comment on such Press Release in advance of its issuance.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date by their duly authorized representatives.

The Car Flip Guys		INCT, INC.

By:	/s/ Ean Martin	By:	/s/ Gregory Martin
Name:	Ean Martin	Name:	Gregory Martin
Title:	Proprietor	Title:	President & Chief Executive Officer

Date:	05-26-17	Date:	05-26-17

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